Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

In advance of and in anticipation of completion of the following significant transaction, described below, the registrant, formerly known as General Sales and Leasing, Inc. changed its name to Xenetic Biosciences, Inc., as previously reported in its Quarterly Report on Form 10-Q filed on January 10, 2014. On January 23, 2014 Xenetic Biosciences, Inc. acquired all of the issued and outstanding capital stock of Xenetic Biosciences plc, a company incorporated in England and Wales under the Companies Act of 1985 (“Xenetic UK”). The Company’s acquisition of Xenetic UK (the “Acquisition”) was consummated pursuant to a written plan, known as a Scheme of Arrangement, under Part 26 of the Companies Act 2006 of England and Wales (the “Scheme”) dated as of November 21, 2013. The Scheme was approved by Order of the High Court of Justice, Chancery Division, in London (the “Court”) on January 23, 2014. In its ruling, the Court considered the fairness of the transaction and determined that the terms and conditions of the issuance of new shares of common stock of the Company in exchange for the issued and outstanding shares of Xenetic UK were fair. Accordingly, the new shares of common stock of the Company issued as part of the Acquisition are “Exempted Securities” under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Scheme, the Company exchanged 56 new shares of Company common stock for every whole 175 shares of Xenetic UK capital stock. This transaction resulted in Xenetic UK becoming a wholly owned subsidiary of the Company.

As a result of the Acquisition the holders of all of the capital stock of Xenetic UK immediately prior to the closing of the Acquisition exchanged their shares for a total of 132,545,504 newly issued shares of the Company’s common stock. Since former Xenetic UK shareholders owned, immediately following the Acquisition, approximately 97% of the combined company on a fully diluted basis and all members of the combined company’s executive management were from Xenetic UK, Xenetic UK was deemed to be the acquiring company for accounting purposes and the transaction was accounted for as a reverse acquisition in accordance with accounting principles generally accepted in the United States (“US GAAP”).

An Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations, previously executed on November 21, 2013, became effective upon closing of the Acquisition. Under the terms of the Hive Out Agreement, 10,000,000 shares of the Company’s common stock held by General Sales & Leasing, Inc.’s former controlling shareholder, Oxbridge Technology Partners SA (“Oxbridge”), were canceled and returned to treasury. In exchange, Oxbridge acquired all issued and outstanding shares of both of our former operating subsidiaries, Shift It Media Co. and General Aircraft, Inc. In addition, Oxbridge has assumed any and all liabilities connected with the business being transferred and has indemnified the Company for any losses arising out of such liabilities. The Hive Out Agreement also required a payment to Oxbridge in the amount of US dollars (“$”) 430,000. The $430,000 payment was made shortly after the closing of the Acquisition. As a result of the Hive Out Agreement, the Company’s assets, liabilities, and continuing operations are now exclusively those of Xenetic UK.

The following unaudited pro forma combined financial information for Xenetic UK and Xenetic Biosciences, Inc. as a combined company gives effect to (i) the Scheme, (ii) the Hive Out Agreement, and (iii) the acquisition method of accounting for the Acquisition (collectively, the “Transactions”). The unaudited pro forma combined balance sheet as of December 31, 2013 is presented as if the Transactions had been completed on December 31, 2013. The unaudited pro forma combined statement of comprehensive loss for the year ended December 31, 2013 are presented as if the Transactions had been completed on January 1, 2013, the first day of the Company’s fiscal year 2013.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Xenetic UK and Xenetic Biosciences, Inc., formerly General Sales and Leasing, Inc., described below. Both Xenetic UK and Xenetic Biosciences, Inc.’s consolidated financial statements were prepared in accordance with US GAAP. The unaudited pro forma combined balance sheet combines Xenetic UK’s historical consolidated balance sheet as of December 31, 2013 with Xenetic Biosciences, Inc.’s historical consolidated balance sheet as of December 31, 2013, giving effect to events that are directly attributable to the Transactions, as if the Transactions were consummated as of December 31, 2013. The unaudited pro forma combined statement of comprehensive loss combines Xenetic UK’s historical consolidated statement of comprehensive loss for the year ended December 31, 2013 with Xenetic Biosciences, Inc.’s historical consolidated statement of comprehensive loss for the year ended December 31, 2013, giving effect to the events that are directly attributable to the Transactions, as if the Transactions were consummated at the beginning of the fiscal year, and that are expected to have a continuing impact on the Company.

The following unaudited pro forma combined financial information does not purport to represent what the Company’s results of operations or financial position would actually have been had the Transactions occurred on the dates described above or to project the Company’s results of operations or financial position for any future date or period. The information reflects the Company’s estimates of the allocation of the purchase price for Xenetic Biosciences, Inc. based upon available information and certain assumptions that the Company believes are reasonable under the circumstances, and actual results could differ materially from these anticipated results.

The following unaudited pro forma combined financial information should be read together with Xenetic Biosciences, Inc.’s audited Consolidated Balance Sheets as of December 31, 2013 and 2012 and the related Consolidated Statements of Comprehensive Loss, Consolidated Statements of Changes in Stockholders’ Equity and Consolidated Statements of Cash Flows for the years ended December 31, 2013 and 2012 and the accompanying notes, filed herewith.

Xenetic Biosciences, Inc.

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2013

	Xenetic Biosciences plc	*Xenetic Biosciences, Inc.	Acquisition Adjustments		Hive Out Adjustments		Equity Adjustments		Pro Forma Adjustments		Total
ASSETS
Current assets:
Cash	$4,839,486	$40,167	$—		$(470,167	) B	$—		$1,158,303	E	$5,567,789
Restricted Cash	66,000	—	—		—		—		—		66,000
Accounts receivable	—	1,980	—		(1,980	) B	—		—		—
Other receivables	256,015	—	—		—		—		—		256,015
Prepaid expenses and other	168,308	8,643	—		(8,643	) B	—		—		168,308

Total current assets	5,329,809	50,790	—		(480,790)		—		1,158,303		6,058,112

Property and equipment, net	152,603	389,491	(57,991	) A	(331,500	) B	—		—		152,603
Goodwill	3,665,199	—	4,113,195	A	(4,113,195	) B	—		—		3,665,199
Indefinite-lived intangible assets	10,318,001	—	—		—		—		—		10,318,001

Total assets	19,465,612	440,281	4,055,204		(4,925,485)		—		1,158,303		20,193,915

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	942,156	338,214	—		(338,214	) B	—		(258,586	) E	683,570
Accrued expenses	1,826,867	34,458	—		(34,458	) B	—		(766,968	) E	1,059,899
Accrued payroll taxes	84,599	—	—		—		—		—		84,599
Other current liabilities	55,266	—	—		—		—		—		55,266
Loans due to related parties	681,124	—	—		—		—		—		681,124

Total current liabilities	3,590,012	372,672	—		(372,672)		—		(1,025,554)		2,564,458
Deferred tax liability	3,257,910	—	—		—		—		—		3,257,910
Long-term liabilities	—	372,813	—		(372,813	) B	—		—		—

Total liabilities	6,847,922	745,485	—		(745,485)		—		(1,025,554)		5,822,368

Commitments and contingent liabilities	—	—	—		—		—		—		—

Stockholders’ equity:
Common stock, $0.01 par value	1,305,755	135,000	207,666	A	(100,000	) C	(207,666	) D	—		1,340,755
Additional paid in capital	73,999,860	—	3,407,334	A	—		207,666	D	—		77,614,860
Accumulated deficit	(58,306,999)	(440,204)	440,204	A	(4,080,000	) B, C	—		2,183,857	E	(60,203,142)
Accumulated other comprehensive income	900,254	—	—		—		—		—		900,254
Treasury stock	(5,281,180)	—	—		—		—		—		(5,281,180)

Total stockholders’ equity	12,617,690	(305,204)	4,055,204		(4,180,000)		—		2,183,857		14,371,547

Total liabilities and stockholders’ equity	$19,465,612	$440,281	$4,055,204		$(4,925,485)		$—		$1,158,303		$20,193,915

A	To record purchase accounting adjustments including goodwill and fair value adjustments
B	To record distribution of net assets of Shift It Media Co. and General Aircraft, Inc., formerly wholly owned subsidiaries of Xenetic Biosciences, Inc., and record loss on disposal related to Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations
C	To record return and retirement of common stock related to Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations
D	To record adjustment to restate common stock to be that of Xenetic Biosciences, Inc., the legal acquirer
E	Represents reversal of direct transaction costs, including legal and accounting fees which were directly related to the reverse merger incurred by Xenetic Biosciences plc
*	Formerly known as General Sales and Leasing, Inc.

Xenetic Biosciences, Inc.

Unaudited Pro Forma Combined Statement of Comprehensive Loss

For the Year Ended December 31, 2013

	Xenetic Biosciences plc	*Xenetic Biosciences, Inc.	Hive Out Adjustments		Pro Forma Adjustments		Total
Revenue	$1,000,000	$148,445	$(148,445	) F	$—		$1,000,000
Cost of revenue	—	93,216	(93,216	) F	—		—

Gross profit	1,000,000	55,229	(55,229)		—		1,000,000

Operating costs and expenses:
Research and development	3,060,306	—	—		—		3,060,306
General and administrative	6,553,163	230,634	(230,634	) F	(2,183,857	) I	4,369,306
Impairment of In-Process Research and Development	—	—	—		—		—

	9,613,469	230,634	(230,634)		(2,183,857)		7,429,612

Income (loss) from operations	(8,613,469)	(175,405)	175,405		2,183,857		(6,429,612)

Other income (expense):
Loss on settlement	—	(10,668)	10,668	F	—		—
Loss on disposal	—	—	—		(1,069,675	) G	(1,069,675)
Interest income	34,855	—	—		—		34,855
Interest expense	(632)	(16,771)	16,771		—		(632)

	34,223	(27,439)	27,439		(1,069,675)		(1,035,452)

Loss before income taxes	(8,579,246)	(202,844)	202,844		1,114,182		(7,465,064)
Income tax	—	—	—		—		—

Net loss	$(8,579,246)	$(202,844)	$202,844		$1,114,182		$(7,465,064)

Other comprehensive loss
Foreign currency translation adjustment	(15,344)	—	—		—		(15,344)

Total comprehensive loss	$(8,594,590)	$(202,844)	$202,844		$1,114,182		$(7,480,408)

Net loss per share of common stock, basic and diluted	$(0.07)	$(0.02)					$(0.06)
Weighted-average shares of common stock outstanding, basic and diluted	119,836,558	13,500,000					123,336,558	H

F	Elimination of operations of Shift It Media Co. and General Aircraft, Inc., formerly wholly owned subsidiaries of Xenetic Biosciences, Inc., related to Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations
G	To record loss on disposal related to Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations
H	Weighted-average shares of common stock outstanding after Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations
I	Represents reversal of direct transaction costs, including legal and accounting fees which were directly related to the reverse merger incurred by Xenetic Biosciences plc
*	Formerly known as General Sales and Leasing, Inc.